              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(xx)  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                          Duke Power Company
          (Name of Registrant as Specified In Its Charter)



          (Name of Person(s) Filing Proxy Statement)


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(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
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    was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

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( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                               DUKE POWER COMPANY
                            422 SOUTH CHURCH STREET
                             CHARLOTTE, N.C. 28242
WILLIAM S. LEE
Chairman of the Board
  and President                                                   March 21, 1994
Dear Shareholder:
     It is my pleasure to invite you to our annual shareholders meeting, which will be held on Thursday, April 28, 1994, at 10 a.m., in the O. J. Miller Auditorium in the Electric Center, 526 South Church St., Charlotte, N.C.
     During the meeting we will elect six Class III directors to a three-year term expiring in 1997, act upon the ratification of the appointment of auditors and transact any other business that may come before the meeting. William H. Grigg, whom the Board elected in January as the Company's next Chairman, President and Chief Executive Officer, will assume his new duties at the meeting.
     Dr. Robert L. Albright, who has served on the Board of Directors since 1985, will not be standing for reelection as he is moving to New Jersey to assume his new executive post with The Educational Testing Service. We are especially thankful to Dr. Albright for his invaluable service to the Company. Since I will be retiring following my 65th birthday in June 1994, I too will not be a candidate for reelection to the Board. I am deeply grateful for the privilege of being part of the Duke Power team since 1955 and serving as Chairman for the last 12 years.
     The Board of Directors and I hope you can attend the meeting and look forward to seeing you. Even if you plan to attend, please return your signed proxy as soon as possible.
                                          Sincerely,
                                          (Signature of William S. Lee)

                               DUKE POWER COMPANY
                            422 SOUTH CHURCH STREET
                             CHARLOTTE, N.C. 28242
                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS
                                                                  March 21, 1994
To the Shareholders of
  DUKE POWER COMPANY:
     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Duke Power Company will be held in the O. J. Miller Auditorium in the Electric Center, 526 South Church Street, Charlotte, N.C., on Thursday, April 28, 1994, at 10 a.m., for the following purposes:
          (1) to elect six directors who will constitute Class III of the Board of Directors;
          (2) to ratify the appointment of auditors; and
          (3) to transact such other business as may come before the meeting or any adjournment or adjournments thereof.
     The Board of Directors has fixed the close of business on March 4, 1994 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.
     Each shareholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States.
                                          By order of the Board of Directors,
                                          ELLEN T. RUFF
                                          SECRETARY

                               DUKE POWER COMPANY
                            422 SOUTH CHURCH STREET
                             CHARLOTTE, N.C. 28242
                                PROXY STATEMENT
     This proxy statement is furnished to the shareholders of Duke Power Company (the Company) in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders to be held on April 28, 1994. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Such proxy material was first forwarded to the shareholders on or about March 21, 1994.
     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting.
     The Company will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. Additionally, the Company has retained Georgeson & Co. to solicit proxies in the same manner, at an anticipated cost to the Company of approximately $12,500.
                         VOTING SECURITIES OUTSTANDING
     Only holders of record of Common Stock at the close of business on March 4, 1994 will be entitled to vote at the meeting. On such date, there were outstanding 204,859,339 shares of Common Stock, each share of which entitles the holder to one vote.
     As of March 4, 1994, the only beneficial owner of more than 5% of the outstanding shares of Common Stock was The Duke Endowment, 100 North Tryon Street, Charlotte, N.C. 28202, which owned 26,070,200 shares, or approximately 13%, of the outstanding Common Stock. The Duke Endowment is a common law trust administered by fifteen trustees, who also constitute all of the trustees of The Doris Duke Trust, 1515 Mockingbird Lane, Charlotte, N.C. 28209, another common law trust, which, as of March 4, 1994, owned beneficially 3,906,396 shares, or approximately 2%, of the outstanding Common Stock. The Duke Endowment has announced its intention to sell up to 16 million of its shares of Common Stock. A registration statement with respect to such sale was filed with the Securities and Exchange Commission on March 2, 1994.

                             ELECTION OF DIRECTORS
     The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in size as possible. Each year the directors of one class are elected to serve terms of three years.
     Six persons have been nominated by the Board for election as directors to Class III at this annual meeting to serve three-year terms and until their successors are duly elected and qualified. The nominees are G. Alex Bernhardt, Crandall C. Bowles, Robert J. Brown, George Dean Johnson, Jr., James G. Martin and R. B. Priory. All of the Class III nominees are currently Class III directors elected by the shareholders with the exception of Mr. Brown and Mr. Martin.
     Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for holders of Common Stock for the election of the nominees listed unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed will not be available for election as a director.
     Directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. Plurality means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.
                                   CLASS III
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                            (TERM EXPIRING IN 1997)

(Photo)               G. ALEX BERNHARDT, PRESIDENT AND DIRECTOR, BERNHARDT FURNITURE COMPANY, FURNITURE
                        MANUFACTURERS
                      Mr. Bernhardt, 50, was elected a director in 1991 and serves on the Audit Committee. He has been associated with Bernhardt Furniture Company of Lenoir, North Carolina since
                      1965. He was named to his present position in 1976. He is a director of Robert Talbott,
                      Inc. and First Union Corporation. He serves as a trustee of Davidson College and a member of the North Carolina Governor's Business Council. He is a director emeritus of the American Furniture Manufacturers Association.

                                       2

(Photo)               CRANDALL C. BOWLES, EXECUTIVE VICE PRESIDENT, SPRINGS INDUSTRIES, INC., HOME
                        FURNISHINGS, FINISHED FABRICS AND INDUSTRIAL TEXTILES COMPANY
                      Mrs. Bowles, 46, was elected a director in 1988 and serves on the Corporate Performance
                      Review Committee. She joined Springs Industries, Inc. in 1992 as an Executive Vice
                      President, having previously served as President of The Springs Company from 1982 until joining Springs Industries, Inc. She is a director of Springs Industries, Inc. and
                      Wachovia Corporation.

(Photo)               ROBERT J. BROWN, CHAIRMAN AND PRESIDENT, B&C ASSOCIATES, INC., MARKET RESEARCH AND
                        PUBLIC RELATIONS FIRM
                      Mr. Brown, 59, founded B&C Associates, Inc., High Point, North Carolina, in 1960 and
                      served as its President from 1960 until 1968 and its Chairman and President from 1973 to the present. From 1968 until 1973, Mr. Brown was a Special Assistant to the President of
                      the United States, with oversight responsibility for community relations, civil rights, emergency preparedness and day care. He is a director of First Union Corporation,
                      Pacific National Bank Financial Group, Sonoco Products Company, United National Bank and
                      North Carolina Citizens for Business and Industry. He serves on the boards of numerous educational institutions and religious and service organizations.

(Photo)               GEORGE DEAN JOHNSON, JR., PRESIDENT, DOMESTIC CONSUMER DIVISION, BLOCKBUSTER
                        ENTERTAINMENT CORPORATION
                      Mr. Johnson, 51, was elected a director in 1986 and serves on the Finance Committee. He began his legal career in 1967 when he joined Johnson, Smith, Hibbard and Wildman. He has served as President of the Domestic Consumer Division of Blockbuster Entertainment
                      Corporation since August, 1993. He is also Chairman of Johnson Development Associates,
                      Inc. He is a director of Blockbuster Entertainment Corporation, Ballenger Paving
                      Company, Inc., Graf Metallic of America, Inc., William Barnet & Son, Inc. and Morgan
                      Corp. He also serves as Chairman of the Board of Trustees of Converse College.

                                       3

(Photo)               JAMES G. MARTIN, CHAIRMAN, RESEARCH DEVELOPMENT BOARD, CHARLOTTE-MECKLENBURG HOSPITAL
                        AUTHORITY
                      Mr. Martin, 58, has been Chairman of the Research Development Board of the
                      Charlotte-Mecklenburg Hospital Authority, located at Carolinas Medical Center,
                      Charlotte, North Carolina, since January, 1993. He served as Governor of the State of
                      North Carolina from 1985 to 1993 and was a member of the United States House of
                      Representatives, representing the Ninth District of North Carolina, from 1972 until
                      1984. Mr. Martin was a Mecklenburg County Commissioner from 1966 to 1972, and an
                      Associate Professor of Chemistry at Davidson College, Davidson, North Carolina, from
                      1960 to 1972. He is currently a director of J. A. Jones, Inc., Carolina Freight
                      Corporation and Meadowbrook Healthcare Services, Inc. He is Chairman of the Global
                      TransPark Foundation, Inc. and a member of the University of North Carolina Board of
                      Governors.

(Photo)               R. B. PRIORY, EXECUTIVE VICE PRESIDENT, POWER GENERATION GROUP,
                        DUKE POWER COMPANY
                      Mr. Priory, 47, joined the Company in 1976 as a Design Engineer and was elected a director in 1990. He was named Vice President, Design Engineering, in 1984; Senior Vice
                      President, Generation and Information Services, in 1988 and was appointed to his present position in 1991. He serves on the Management, Retirement Plan and Stock
                      Purchase-Savings Program Committees. He is Chairman of Duke Engineering & Services,
                      Inc., President of Claiborne Energy Services, Inc., and is a director of J. A. Jones
                      Applied Research Corp. He serves on the boards of the Charlotte-Mecklenburg Education
                      Foundation, Discovery Place Science Museums Inc. and the North Carolina State University
                      Engineering Foundation. He is also a member of the board of visitors of the University of North Carolina at Charlotte. He was recently elected to membership in the National
                      Academy of Engineering.

                                        DIRECTORS CONTINUING IN OFFICE

(Photo)               W. A. COLEY, EXECUTIVE VICE PRESIDENT, CUSTOMER GROUP,
                        DUKE POWER COMPANY
                      Mr. Coley, 50, joined the Company in 1966 and was elected a director in 1990. He was named Vice President, Operation, in 1984; Vice President, Central Division, in 1986;
                      Senior Vice President, Power Delivery, in 1988; Senior Vice President, Customer Group,
                      in 1990 and was elected to his present position in 1991. He serves on the Management,
                      Retirement Plan and Stock Purchase-Savings Program Committees. He is a member of the
                      Board of Trustees of Charlotte Latin School and serves on the Public Library Board. He is a director of the Charlotte Symphony and Carolina Pad and Paper Company. He is a
                      Class II Director with a term expiring in 1996.

                                       4

(Photo)               JOE T. FORD, CHAIRMAN AND CHIEF EXECUTIVE OFFICER,  ALLTEL CORPORATION, DIVERSIFIED
                        TELECOMMUNICATIONS COMPANY
                      Mr. Ford, 56, was elected a director in 1993 and serves on the Audit Committee. He began his career in telecommunications at Allied Telephone Company and served in a number of executive positions before becoming President in 1977. Upon the merger of Allied with
                      Mid-Continent Telephone Corporation in 1983 to form ALLTEL Corporation, he was named
                      President of ALLTEL and held that title until 1993. He was named Chief Executive Officer in 1987, and Chairman in 1991. He serves as a director of The Dial Corp. He is a Class
                      II director with a term expiring in 1996.

(Photo)               STEVE C. GRIFFITH, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL,
                        DUKE POWER COMPANY
                      Mr. Griffith, 60, joined the Company in 1964 as Assistant General Counsel, was named
                      Secretary and Associate General Counsel in 1971 and was appointed General Counsel in
                      1975. He was named a Vice President in 1977 and a Senior Vice President in 1982 at which time he was elected a director. He assumed his present position in 1991. He serves on the Management, Retirement Plan and Stock Purchase-Savings Program Committees. He is a
                      Fellow of the American Bar Foundation and a member of the American Bar Association, the
                      North Carolina State Bar and the South Carolina Bar. He currently serves as Chair of the
                      American Bar Association's Section of Public Utility, Communications and Transportation
                      Law. He also serves on the Board of Governors of the Research Triangle Institute. He is
                      a Class I director with a term expiring in 1995.

(Photo)               W. H. GRIGG, VICE CHAIRMAN OF THE BOARD,
                        DUKE POWER COMPANY
                      Mr. Grigg, 61, joined the Company in 1963, was named Vice President and General Counsel in 1971 and became a director in 1972. He was elected Senior Vice President, Legal and
                      Finance, in 1975; Executive Vice President, Finance and Administration, in 1982;
                      Executive Vice President, Customer Group, in 1988; and to his present position in 1991.
                      In January 1994, he was elected by the Board of Directors to serve as Chairman of the
                      Board, President and Chief Executive Officer, effective April 28, 1994. He serves on the
                      Management, Finance and Stock Purchase-Savings Program Committees and as Chairman of the
                      Retirement Plan Committee. He is a director of Hatteras Income Securities, Inc., Nations
                      Fund, Inc., the Research Triangle Foundation and the Associated Electric and Gas
                      Insurers, Ltd. and a trustee of Johnson C. Smith University. He is a Class II director with a term expiring in 1996.

                                       5

(Photo)               PAUL H. HENSON, CHAIRMAN, KANSAS CITY SOUTHERN INDUSTRIES, INC., HOLDING COMPANY FOR
                        RAILROAD OPERATIONS AND FINANCIAL SERVICES
                      Mr. Henson, 68, was elected a director in 1976. He is Chairman of the Corporate
                      Performance Review Committee and also serves on the Nominating and Compensation
                      Committees. He became Chairman of the Board of Kansas City Southern Industries, Inc. in
                      1990 following retirement as Chairman of Sprint Corporation. He is a director of Armco
                      Inc., Hallmark Cards, Inc., Kansas City Southern Industries, Inc. and Sprint
                      Corporation. He is a Class I director with a term expiring in 1995.

(Photo)               GEORGE R. HERBERT, VICE CHAIRMAN AND PRESIDENT EMERITUS, RESEARCH TRIANGLE INSTITUTE,
                        CONTRACT RESEARCH SERVICES
                      Mr. Herbert, 71, was elected a director in 1978 and serves as Chairman of the Audit
                      Committee. He served as President of the Research Triangle Institute from its creation in 1958 until October 1, 1989, when he was elected to his present position. Previously, he was Treasurer of American and Foreign Power Company for two years. He is a director of CCB Financial Corp., Central Carolina Bank & Trust Company and Research Triangle
                      Foundation and a trustee emeritus of Duke University. He is a Class I director with a term expiring in 1995.

(Photo)               JAMES V. JOHNSON, RETIRED VICE CHAIRMAN AND DIRECTOR OF PUBLIC AFFAIRS,
                        COCA-COLA BOTTLING CO. CONSOLIDATED
                      Mr. Johnson, 70, a director since 1982, serves on the Audit Committee. He had been associated with Coca-Cola Bottling Co. Consolidated or its affiliates from 1947 until his retirement on December 31, 1987. He served as President and chief executive officer from 1969 until 1980 when he became Vice Chairman and Director of Public Affairs. He is a director of Coca-Cola Bottling Co. Consolidated and the Cato Corporation. He was a
                      member of the State Senate of North Carolina from 1960 to 1966 and Chairman of the
                      Senate Finance Committee in 1963 and 1964. He is a Class II director with a term expiring in 1996.

                                       6

(Photo)               W. W. JOHNSON, CHAIRMAN OF THE EXECUTIVE COMMITTEE, NATIONSBANK CORPORATION
                      Mr. Johnson, 63, was elected a director in 1984. He is Chairman of the Nominating
                      Committee and also serves on the Finance Committee. He is Chairman of the Executive
                      Committee of NationsBank Corporation. Mr. Johnson was, since 1980, Chairman of the Board and Chief Executive Officer of Bankers Trust of South Carolina, which merged with
                      NationsBank Corporation in January 1986. He is a director of NationsBank Corporation,
                      ALLTEL Corporation and The Liberty Corporation. He is a Class I director with a term expiring in 1995.

(Photo)               MAX LENNON, PRESIDENT, CLEMSON UNIVERSITY
                      Dr. Lennon, 53, was elected a director in 1988 and serves on the Corporate Performance
                      Review Committee. Prior to assuming his present position, he was involved in higher education from 1966 to 1986, his last tenure being at Ohio State University where he served as Vice President of Agricultural Administration and Executive Dean for
                      Agriculture, Home Economics and Natural Resources for three years. He is a director of
                      First Union Corporation and Delta Woodside Industries, Inc. and a member of the Council of Presidents, South Carolina Association of Colleges and Universities, and South
                      Carolina Forestry Commission. He is a Class II director with a term expiring in 1996.

(Photo)               BUCK MICKEL, RETIRED VICE CHAIRMAN, FLUOR CORPORATION
                      Mr. Mickel, 68, was elected a director in 1976. He is Chairman of the Compensation
                      Committee and also serves on the Corporate Performance Review Committee. He had been associated with Daniel International since 1947 and served as its Chairman from 1974 to
                      1987. He served as President and later Vice Chairman of Fluor Corporation during the period from 1977 until retirement in 1987. He is a director of Emergent Corporation,
                      Fluor Corporation, Monsanto Company, The Liberty Corporation, NationsBank Corporation,
                      Delta Woodside Industries, Inc., RSI Holdings, Inc. and Insignia Financial Group, Inc.
                      He is a life trustee of Clemson University and Converse College. He is a Class I
                      director with a term expiring in 1995.

                                       7

(Photo)               REECE A. OVERCASH, JR., CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                        ASSOCIATES CORPORATION OF NORTH AMERICA, FINANCIAL SERVICES AND INSURANCE
                      Mr. Overcash, 67, was elected a director in 1976. He is Chairman of the Finance
                      Committee and also serves on the Compensation and Nominating Committees. He has served as chief executive officer of Associates Corporation of North America since 1978 and as
                      Chairman of the Board since 1979. He is a director of National Gypsum Company and A. H.
                      Belo Corporation. He is a Class II director with a term expiring in 1996.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
     Set forth below is the number of shares of Common Stock of the Company beneficially owned by the directors, the nominees for director, the Chief Executive Officer, the other executive officers named in the Summary Compensation Table, and directors and executive officers as a group, on February 1, 1994:

                 NAME                     SHARES
Robert L. Albright                          1,382(1)
G. Alex Bernhardt                           1,806(1)
Crandall C. Bowles                          3,830(1)
Robert J. Brown                               250(2)
W. A. Coley                                14,677(3)(4)
Joe T. Ford                                 2,096(1)
Steve C. Griffith, Jr.                     36,944(3)
W. H. Grigg                                35,322(3)
Paul H. Henson                              2,634(1)
George R. Herbert                           3,015(1)
                 NAME                     SHARES
George Dean Johnson, Jr.                    3,392(1)
James V. Johnson                            4,947(1)
W. W. Johnson                              11,392(1)
W. S. Lee                                 112,786(3)(5)
Max Lennon                                  1,184(1)
James G. Martin                               100(2)
Buck Mickel                                 7,303(1)(6)
Reece A. Overcash, Jr.                      9,022(1)
R. B. Priory                               12,165(3)
Directors and executive officers as a
  group (21 persons)                      278,421(1)(2)(3)(4)(5)(6)

     No person listed in the table owned, nor did all directors and executive officers as a group own, more than one percent of the shares of Common Stock outstanding on February 1, 1994.
(1) Includes full shares held in trust under the arrangement for directors described under the caption Executive CompensationDirectors' Fees.
(2) Shares held by Mr. Brown and Mr. Martin were acquired during February, 1994.
(3) Includes, as of December 31, 1993, full shares credited to the participant's account under the Stock Purchase-Savings Program for Employees.
(4) Includes 1,100 shares owned by W. A. Coley's wife and 221 shares held as custodian for his son. Beneficial ownership of all such shares is disclaimed.
(5) Includes 49,960 shares held by a Grantor Retained Income Trust established by W. S. Lee and 12,500 shares attributable to him as beneficiary of a trust as well as 855 shares held by his wife, beneficial ownership of which is disclaimed.
(6) Does not include 60,000 shares owned by The Daniel Foundation of South Carolina, a charitable foundation located in Greenville, South Carolina. Mr. Mickel has beneficial ownership of such shares as a trustee of the Daniel Foundation.
                                       8

                             EXECUTIVE COMPENSATION
    Below is information regarding compensation to the Chief Executive Officer and the other four most highly compensated executive officers of the Company for services to the Company for the years ended December 31, 1993, 1992 and 1991.
                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                                                OTHER ANNUAL            ALL OTHER
   NAME AND PRINCIPAL POSITION         YEAR      SALARY($)    COMPENSATION($)       COMPENSATION($)*
W. S. Lee                              1993      795,833           18,807                444,192
  Chairman, President and              1992      750,000           11,546                803,039
  Chief Executive Officer              1991      650,000
W. H. Grigg                            1993      411,500            6,987                198,614
  Vice Chairman of the Board           1992      384,000            3,736                225,587
                                       1991      335,000
S. C. Griffith, Jr.                    1993      322,015            7,034                149,617
  Executive Vice President             1992      300,180            2,603                161,148
  and General Counsel                  1991      265,320
R. B. Priory                           1993      287,250            1,172                 90,109
  Executive Vice President             1992      262,500              383                109,560
  Power Generation Group               1991      214,120
W. A. Coley                            1993      287,250            4,710                112,075
  Executive Vice President             1992      262,500            1,278                125,725
  Customer Group                       1991      206,720

    In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation are excluded for the Company's 1991 fiscal year.
* All Other Compensation column includes the following for 1993:
(i) Amounts contributed to the Stock Purchase-Savings Program for Employees as follows: W. S. Lee, $7,746; W. H. Grigg, $8,994; S. C. Griffith, Jr., $6,414; R. B. Priory, $7,004; and W. A. Coley, $6,267.
(ii) Amounts earned by foregoing vacation pursuant to the Vacation Banking Plan as follows: W. S. Lee, $15,385; W. H. Grigg, $23,885; S. C. Griffith, Jr., $18,693; R. B. Priory, $0; and W. A. Coley, $16,702.
(iii) Amounts earned under the Employee Incentive Plan for employees as follows: W. S. Lee, $19,259; W. H. Grigg, $9,958; S. C. Griffith, Jr., $9,532; R. B. Priory, $7,986; and W. A. Coley, $8,158.
(iv)  Amounts earned under the Executive Long-Term Incentive Plan as follows:
      W. S. Lee, $225,280; W. H. Grigg, $101,389; S. C. Griffith, Jr., $79,348;
      R. B. Priory, $70,899; and W. A. Coley, $70,899. These payments were made in February, 1994 for the 1993 performance period. No awards were made under this plan for the 1992 performance period.
(v) Amounts accrued under a make-whole arrangement under the Supplementary Defined Contribution Plan designed to maintain the overall integrity of the employee benefit plans as follows: W. S. Lee, $34,075; W. H. Grigg, $8,640; S. C. Griffith, Jr., $6,908; R. B. Priory, $2,291; and W. A.
      Coley, $6,900.
                                       9

(vi) Above-market interest earned on account balances in the Compensation Deferral Plan as follows; W. S. Lee, $103,671; W. H. Grigg, $31,358; S. C. Griffith, Jr., $20,124; R. B. Priory, $215; and W. A. Coley, $381.
(vii) Economic value of life insurance coverage provided under the Group Life Insurance Plan as follows: W. S. Lee, $5,455; W. H. Grigg, $4,187; S. C. Griffith, Jr., $4,174; R. B. Priory, $450; and W. A. Coley, $1,248.
(viii) The cost to the Company of supplemental life insurance coverage under the Supplementary Insurance Plan as follows: W. S. Lee, $30,121; W. H. Grigg, $9,428; S. C. Griffith, Jr., $3,986; R. B. Priory, $1,204; and W. A.
       Coley, $1,438.
(ix) The economic benefit of split-dollar life insurance coverage pursuant to the Estate Conservation Plan as follows: W. S. Lee, $3,200; W. H. Grigg, $775; S. C. Griffith, Jr., $438; R. B. Priory, $60; and W. A. Coley, $82.
     The Company has an Employees' Retirement Plan (the Retirement Plan) and a Supplemental Retirement Plan (the Supplemental Plan) (collectively, the Retirement Plans) for employees of the Company and certain of its subsidiaries. The Supplemental Plan will provide certain officers with retirement benefits which they otherwise would have received under the Retirement Plan formula but which may not be paid to them under the Retirement Plan due to limitations on benefits imposed by the Internal Revenue Code or occasioned through operation of the Retirement Plan and the Compensation Deferral Plan.
     In general, employees who have attained age 21 are eligible to participate in the Retirement Plans. In the event of retirement at or after age 65, an eligible employee with 30 years of creditable service will, in general, be entitled to payments from the Retirement Plans which, when added to such employee's primary Social Security benefits, will provide such employee for life with total annual retirement benefits ranging from 60% to 90% of highest average annual compensation during any 60 consecutive month period of creditable service. Benefits are also provided under the Retirement Plans in the event of early retirement at or after age 55 with 10 years of creditable service or with 30 years of creditable service regardless of age and in the event of retirement for disability. Surviving spouse benefits are available on an elective basis with the participant bearing a portion of the incremental cost.
     Employees who do not retire under the Retirement Plan but whose employment terminates after they have completed at least five vesting credit years have vested rights in benefits accrued prior to their termination date.
     The Retirement Plan is wholly paid for by the Company and participating subsidiaries, which have established a trust with a bank as trustee to which contributions are made from time to time by the Company and participating subsidiaries and from which the benefits under the Retirement Plan are paid. The Supplemental Plan is administered by the Company and the benefits thereunder are payable from the Company's general funds.
                                       10

     The following table shows the estimated annual pension benefits payable upon retirement (at age 65) under the Retirement Plans to persons in specified remunerations and years-of-service classifications, allowing for reasonable increases in existing compensation levels. The benefits listed in the table are not subject to any deduction for Social Security benefits or other offset amounts.
                               PENSION PLAN TABLE

                                                                                  YEARS OF SERVICE
REMUNERATION                                                           15          20          25          30
 $100,000........................................................   $ 26,000    $ 35,000    $ 44,000    $ 53,000
 150,000.........................................................     41,000      54,000      68,000      81,000
 200,000.........................................................     55,000      73,000      91,000     110,000
 250,000.........................................................     69,000      92,000     115,000     138,000
 300,000.........................................................     83,000     111,000     139,000     167,000
 350,000.........................................................     98,000     130,000     163,000     195,000
 400,000.........................................................    112,000     149,000     187,000     224,000
 450,000.........................................................    126,000     168,000     210,000     252,000
 500,000.........................................................    140,000     187,000     234,000     281,000
 550,000.........................................................    155,000     206,000     258,000     309,000
 600,000.........................................................    169,000     225,000     282,000     338,000
 650,000.........................................................    183,000     244,000     305,000     366,000
 700,000.........................................................    197,000     263,000     329,000     395,000
 750,000.........................................................    212,000     282,000     353,000     423,000
 800,000.........................................................    226,000     301,000     377,000     452,000

(1) Compensation covered by the Retirement Plans in 1993, 1992 and 1991 for each executive officer listed in the above Summary Compensation Table is equal to the amount shown as salary under such table.
(2) The number of years of service credited under the Retirement Plan at December 31, 1993 was 30 for W. S. Lee, 30 for W. H. Grigg, 29 for S. C. Griffith, Jr., 17 for R. B. Priory, and 28 for W. A. Coley. The maximum number of years of service for benefits is 30.
(3) Amounts shown above represent estimated 50% joint and survivor annuity benefits calculated by the Social Security integration formula.
     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.
                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION
     The Company, under the supervision of the Compensation Committee of the Board of Directors, has developed and implemented compensation programs which seek to provide a direct relationship between compensation provided to executive officers and corporate performance.
COMPENSATION PHILOSOPHY
     The Company has adopted a pay policy of setting total cash compensation for its entire workforce between the 50th and 75th percentiles of the marketplace. Consistent with this policy, it is the philosophy of the Board of
                                       11

Directors to set total compensation for its executive officers between the 50th and 75th percentile. The marketplace for executive officers is defined as the group of electric utilities comprising the Standard & Poor's Electric Utility Index.
     Total cash compensation for executive officers consists of base salary, which is subject to annual merit increases, and incentives, which are awarded through the Employee Incentive Plan and the Executive Long-Term Incentive Plan. The use of incentives is intended to result in a direct relationship between total compensation and corporate performance. Opportunity to increase compensation beyond the 50th percentile of the marketplace is provided through incentives, based on corporate performance. Similarly, compensation can fall below the 50th percentile if corporate performance measures are not achieved and incentives are not paid. The goal is to create a competitive compensation program that will attract and retain quality leadership at the Company and link compensation directly to corporate performance.
COMPENSATION PROCESS
     In the early part of each year the Compensation Committee reviews the compensation of the Company's executive officers (other than the Chief Executive Officer) with the Chief Executive Officer and sets the compensation of the executive officers for such year with modifications as it deems appropriate. The review is based on performance evaluations of the individual executive officers and on a comparison of their compensation with compensation and financial performance data from the S&P Electric Utility Index companies using the information provided in surveys such as the Edison Electric Institute Executive Compensation Survey.
     The Compensation Committee also reviews the compensation of the Chief Executive Officer with assistance from the Company's human resources staff. It recommends adjustments as appropriate, based on competitive compensation data from the S&P Electric Utility Index companies, the Committee's assessment of the Chief Executive Officer's performance and its expectation as to his future contributions in leading the Company. The Committee's recommendation on compensation for the Chief Executive Officer is ratified by the Board of Directors, with inside directors neither present nor participating.
     The Company is currently formulating a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. As the need may arise, the Company will consider the effect, if any, the provision may have upon the deductibility of future executive compensation.
1993 COMPENSATION SUMMARY
  MERIT INCREASES IN BASE SALARY
     Increases in base salary were granted in February 1993 to the named executives for 1993 based on individual and corporate performance for the 1992 performance period. Increases varied based upon individual performance, as measured through the Company's job performance evaluation program, the individual's current compensation relative to the competitive marketplace, and achievement of corporate performance objectives.
     The 1992 corporate performance measures taken into consideration were:
          (i) total operating and maintenance cost per kilowatt hour sold not to exceed 3.17 cents;
          (ii) capital cost per customer equivalent not to exceed $136.54; and
          (iii) return on equity of at least 12.5%, after adjustment to remove the effects of the remand to the North Carolina Utilities Commission of the 1986 retail rate order.
                                       12

     Having achieved these pre-established measures in 1992, the named executives received increases in base salary ranging from 6.1% to 9.4%, which were consistent with the Company's 1993 merit increase guidelines. These guidelines provide guidance in salary decisions for the salaried workforce. The Chief Executive Officer received a salary of $795,833 in 1993, representing a 6.1% increase over 1992. In recommending the increase of the Chief Executive Officer to the Board, the Compensation Committee considered the attainment of the corporate performance measures listed above, as well as W. S. Lee's individual performance and his leadership in the electric utility industry.
  INCENTIVE COMPENSATION
     Short-term incentive awards were made through the 1993 Employee Incentive Plan to full and part-time employees of the Company, including the named executives, based on a pre-established awards formula and the achievement of corporate and business unit measures established in late 1992. Examples of business unit measures included reducing unit operating and maintenance costs and maximizing power system generation. The formula awarded points based upon the degree of achievement of each business unit's measures, with points adjusted up or down based on the Company's return on equity. These points determined the percentage of base salary awarded to each recipient. Varying point totals were awarded among business units based upon the level of each unit's achievement of its unit measures. The 1993 minimum return on equity threshold of 12.2% was achieved and the named executives received awards from this plan ranging from 2.42% to 2.96% of base salary. The Chief Executive Officer received an award of $19,259, representing 2.42% of his base salary. The differences in percentages among the five executives reflect differences in business unit measures.
     The Compensation Committee approved the implementation of a new Executive Long-Term Incentive Plan to commence in 1992. The Plan was developed by the Company with the advice of independent compensation consultants. The Plan has a three-year phase-in period, with the initial performance periods in 1992 and 1993 covering one-year periods. Awards under the Plan were based on achievement of three internal measures at minimum, target or maximum corporate performance levels. The Plan requires that a minimum return on equity threshold of 12.5% be achieved in order for awards to be made. For 1993, plan measures, target performance levels and their respective weights were:
          (i) return on equity of 13.0% (50%);
          (ii) total operating and maintenance cost per kilowatt hour delivered of 2.62 cents (30%); and
          (iii) capital cost per customer equivalent of $145.50 (20%).
     1993 maximum goals for return on equity and capital cost per customer equivalent were 13.6% and $140.54, respectively. The Company exceeded these maximum goals in 1993 by achieving a return on equity of 13.7% and capital cost per customer equivalent of $123.65. The Company exceeded its minimum goal regarding total operating and maintenance cost per kilowatt hour delivered of
2.67 cents, by achieving a level of 2.65 cents. As a result, the four named executives received awards of 24.49% and the Chief Executive Officer received an award of 28.16% of their respective base salaries as established in February, 1993.
     This report has been provided by the Compensation Committee.
                                          BUCK MICKEL, Chairman
                                          PAUL H. HENSON
                                          REECE A. OVERCASH, JR.
                                       13

                               PERFORMANCE GRAPH
     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.
                       COMPARISON OF FIVE-YEAR CUMULATIVE
                     TOTAL RETURN AMONG DUKE POWER COMPANY,
                  S&P 500 INDEX AND S&P ELECTRIC UTILITY INDEX

Assumes $100 invested on Dec. 31, 1988
in Duke Power Common Stock, S&P 500
Index and S&P Electric Utility Index.
Assumes reinvestment of dividends.


                (Performance Graph appears here--see appendix)

DIRECTORS' FEES
     Directors who are not employees of the Company received during 1993 fixed annual compensation of $24,000 and a fee of $1,000 for attendance at each meeting of the Board of Directors, each committee meeting and other functions of the Company requiring their presence, together with expenses of attendance. In addition, each of the Chairmen of the Audit, Compensation, Nominating, Corporate Performance Review and Finance Committees received annual compensation of $3,500. A portion of the attendance fees for each nonemployee director is placed in trust for the director's benefit and invested in Common Stock of the Company at market price. An additional portion of annual compensation or attendance fees, at the option of such director, may be placed in trust. Upon termination of service, the director will then receive shares held for his or her benefit by the trustee of the trust, including shares purchased with reinvested dividends. Nonemployee directors also participate
                                       14
in retirement and compensation deferral plans which are intended to provide benefits substantially similar to those afforded by the Company to directors who are employees.
                  INFORMATION REGARDING THE BOARD OF DIRECTORS
     The Board of Directors of the Company had a total of seven meetings during 1993. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which he or she served during the period for which he or she was a director.
     Among its standing committees the Company has an Audit Committee, a Compensation Committee, a Nominating Committee, a Corporate Performance Review Committee and a Finance Committee.
     The Audit Committee consists of Robert L. Albright, G. Alex Bernhardt, Joe
T. Ford, George R. Herbert and James V. Johnson. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal audit program and makes recommendations to the Board of Directors as may be appropriate. There were six meetings of this Committee during 1993.
     The Compensation Committee consists of Paul H. Henson, Buck Mickel and Reece A. Overcash, Jr. This Committee sets the salaries and other compensation of all officers and directors of the Company and all other employees whose salaries are at a monthly rate at or above a level as determined from time to time by the Board of Directors, except that this Committee makes recommendations to the Board of Directors regarding the salary of the Chief Executive Officer for ratification by the Board, without the presence or participation of those directors who are also employees of the Company. There were six meetings of this Committee during 1993.
     The Nominating Committee recommends to the Board of Directors the size and composition of the Board of Directors and persons to be considered as successors to the Chief Executive Officer. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Recommendations by shareholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide pertinent information concerning his or her background and experience. A shareholder recommendation must be received at least ninety days prior to the date of the annual meeting of shareholders. The Nominating Committee, consisting of Paul H. Henson, W. W. Johnson, W. S. Lee and Reece A. Overcash, Jr., met twice in 1993.
     The Corporate Performance Review Committee consists of Crandall C. Bowles, Paul H. Henson, Max Lennon and Buck Mickel. The Corporate Performance Review Committee monitors and makes recommendations for improving the overall performance of the Company, and, at the policy level, determines the adequacy of and support for the Company's emphasis on continuous improvement. The Committee met six times during 1993.
     The Finance Committee consists of W. H. Grigg, George Dean Johnson, Jr.,
W. W. Johnson, W. S. Lee and Reece A. Overcash, Jr. This Committee directs all of the financial and fiscal affairs of the Company and makes recommendations to the Board of Directors regarding dividend, financing and fiscal policies of the Company. There were seven meetings of this Committee during 1993.
                    RATIFICATION OF APPOINTMENT OF AUDITORS
     The Board of Directors, upon recommendation of the Audit Committee, has reappointed, subject to shareholder ratification, the firm of Deloitte & Touche, certified public accountants, as independent auditors to make
                                       15
an examination of the accounts of the Company for the year 1994. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
     A representative of Deloitte & Touche will, as in prior years, attend the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.
                                 OTHER BUSINESS
     The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy for holders of Common Stock to vote such proxy in accordance with their best judgment.
  PROPOSALS FOR 1995 ANNUAL MEETING
     Shareholder proposals intended to be presented at the 1995 annual meeting must be received by the Company by November 22, 1994 for possible inclusion in the proxy material relating to such meeting.
  ANNUAL REPORT ON FORM 10-K
     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO SHAREHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ALLEN STEWART, INVESTOR RELATIONS DEPARTMENT, DUKE POWER COMPANY, P.O. BOX 1005, CHARLOTTE, N.C. 28201-1005.
                                          By order of the Board of Directors,
                                          ELLEN T. RUFF
March 21, 1994                            SECRETARY
                                       16

                             [Form of Proxy]

TO OUR SHAREHOLDERS:

Please let me encourage you to attend Duke Power's annual shareholders meeting on April 28, 1994. This year's meeting will begin at 10 a.m. in the Electric
Center's O. J. Miller Auditorium in Charlotte. I hope to see you if you are able to attend.

Please take a moment to read the enclosed proxy and return your ballot as soon as possible. Duke Power benefits greatly from the participation of informed, involved owners. Making your voice heard is one of the best ways you can contribute to your Company's success.

As always, we appreciate your continued interest and support.

Sincerely,

W.S. Lee
Chairman of the Board and President

Directors recommend a vote "For" Items A and B below

A. Election of the six directors who will constitute Class III of the Board of Directors. (pages 2-4)

(Duke Power Citizenship Service logo appears here)

   To vote your shares for all director nominees, or to withhold voting for all nominees, fill in the appropriate oval. If you do not wish your shares voted for a particular director nominee, fill in the "For*" oval and enter the name(s) of the exception(s) in the space provided.

B. Ratification of Auditors, (page 15)

If you plan to attend the meeting, please indicate on proxy below and see reverse for additional information. This detachable portion may be presented for admission to the meeting.

(arrow)(arrow)BEFORE MAILING, PLEASE DETACH THIS PORTION.(arrow)(arrow)

(Duke Power Citizenship Service logo appears here)   DUKE POWER

Please use a dark color:

                                                                             Withhold
CORRECT MARK        ()                                A. For All      For*   Authority   B. For   Against   Abstain
INCORRECT MARK      ((check mark))   (x)     (.)           (.)        (.)       (.)         (.)     (.)       (.)

                                                     *Except for the following:


                                                     If you plan to attend
                                                     meeting, please check: ( )
                                                SHARES HELD AS OF MARCH 4, 1994
                                                 Shares          Account Number

Sign here as   X
name(s)
appears above  X                                         Date             ,1994
               Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign.
               If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

          Duke Power Company                  (Map appears here--
    Annual Meeting of Shareholders                see appendix)
      April 28, 1994 at 10:00 a.m.
O.J. Miller Auditorium - Electric Center
        526 South Church Street
             Charlotte, NC



                           DUKE POWER COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints W.S. Lee, R.J. Osborne and Ellen T. Ruff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Power Company of the undersigned at the annual meeting of shareholders to be held in the Electric Center, 526
South Church Street, Charlotte, North Carolina, on April 28, 1994, and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all Class III director nominees, in accord with the directors' recommendation on the other subject listed on the reverse of this card and at their discretion on any other matter that may come before the meeting.

Your vote for the election of Class III directors may be indicated on the reverse. Nominees are - G. Alex Bernhardt, Crandall C. Bowles, Robert J. Brown, George Dean Johnson, Jr., James G. Martin, and R. B. Priory.

If you do not sign and return a proxy, or attend the meeting, your shares cannot be voted.

Please sign on reverse and return promptly in the enclosed return envelope.

[Alternative Form of Proxy for Certain Employee
 Stock Plan Shareholders]

TO PARTICIPANTS OF THE DUKE POWER COMPANY STOCK
COMPANY STOCK PURCHASE-SAVINGS PROGRAM AND/OR
EMPLOYEE STOCK OWNERSHIP PLAN (ESOP):

The enclosed proxy material is being sent to you as a participant in one or both of the above named plans.
You are the beneficial owner of the shares credited to your account(s) and are entitled to direct the voting of these shares of all matters presented to shareholders at the Annual Meeting on April 28, 1994.


If you do not take advantage of the opportunity to vote your shares, your Stock Purchase-Savings Program shares will be voted according to the rules of the New York Stock Exchange in a manner which may not reflect your wishes. Your ESOP shares will not be voted at the meeting of shareholders if you do not sign and return a proxy or attend the meeting.
I would therefore urge you to complete and return the enclosed proxy even though you may have already returned a proxy for the other shares you own.

W.S. Lee
Chairman of the Board and President

Directors recommend a vote "For" Items A and B below

A. Election of the six directors who will constitute Class III of the Board of Directors. (pages 2-4)

(Duke Power Citizenship Service logo appears here)

   To vote your shares for all director nominees, or to withhold voting for all nominees, fill in the appropriate oval. If you do not wish your shares voted for a particular director nominee, fill in the "For*" oval and enter the name(s) of the exception(s) in the space provided.

B. Ratification of Auditors, (page 15)

(arrow)(arrow)BEFORE MAILING, PLEASE DETACH THIS PORTION.(arrow)(arrow)

(Duke Power Citizenship Service logo appears here)   DUKE POWER

Please use a dark color:

                                                                             Withhold
CORRECT MARK        ()                                A. For All      For*   Authority   B. For   Against   Abstain
INCORRECT MARK      ((check mark))   (x)     (.)           (.)        (.)       (.)         (.)     (.)       (.)

                                                     *Except for the following:


                                                     If you plan to attend
                                                     meeting, please check: ( )
                                                SHARES HELD AS OF MARCH 4, 1994
                                                 ESOP          Stock Purchase-
                                                               Savings Program

Sign here as   X
name(s)
appears above  X                                         Date             ,1994
               Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign.
               If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                            DUKE POWER COMPANY

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints W.S. Lee, R.J. Osborne and Ellen T. Ruff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Power Company of the undersigned at the annual meeting of shareholders to be held in the Electric Center, 526 South Church Street, Charlotte, North Carolina, on April 28, 1994, and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all Class III director nominees, in accord with the directors' recommendation on the other subject listed on the reverse of this card and at their discretion on any other matter that may come before the meeting.

Your vote for  the election of  Class III directors may be indicated on the
reverse.   Nominees are - G. Alex Bernhardt, Crandall C. Bowles, Robert J.
Brown, George Dean Johnson, Jr., James G. Martin, and R. B. Priory.

If you do not take advantage of the opportunity to vote your shares, your Stock Purchase-Savings Program shares will be voted according to the rules of the New York Stock Exchange in a manner which may not reflect your wishes. Your ESOP shares will not be voted at all.

Please sign on reverse and return promptly in the enclosed return envelope.


***************************************************************************
                                 APPENDIX

On the Dear Shareholder page the signature of William S. Lee appears where indicated.

On Pages 2 through 8 corresponding photos of nominees and directors listed appears next to each nominee's or director's name.

On Page 14 the Performance Graph appears where indicated. The plot points are as listed below:


                             1988     1989     1990    1991    1992    1993
Duke Power Co.               $100     $129     $149    $180    $195    $239
S&P 500                      $100     $132     $128    $166    $179    $197
S&P Electric Utility Index   $100     $133     $137    $178    $188    $212

On the front side of each Proxy Card the Duke Power Citizenship Service logo appears in the background behind the text that starts with "To vote your shares" . The Duke Power Citizenship Service logo also appears before the text "Please use a dark color" on both proxy cards.

On the back side of the "To Our Shareholders" proxy card a map of a portion of the central business district of Charlotte, N.C., where the Company's main office is located, appears where indicated.